AMENDED AND RESTATED TRANSFER AGENCY FEE WAIVER AGREEMENT

THIS AMENDED AND RESTATED TRANSFER AGENCY FEE WAIVER AGREEMENT, as amended and restated on October 21, 2016, between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company” and collectively, the “Companies”) and Hartford Funds Master Trust (the “Trust”), on behalf of each series of the Companies and Trust (each a “Fund” and collectively, the “Funds”), and Hartford Administrative Services Company (the “Transfer Agent”).

WHEREAS, the Transfer Agent has been appointed the transfer agent of each of the Funds pursuant to a Transfer Agency and Service Agreement between each Company and the Trust, on behalf of the Funds, and the Transfer Agent;

WHEREAS, each Company, the Trust, and the Transfer Agent desire to enter into the arrangements described herein relating to the transfer agency fees of the Funds;

WHEREAS, each Company and the Transfer Agent entered into multiple Transfer Agency Fee Waiver Agreements commencing on February 6, 2008 through May 29, 2016 for each of the Funds (altogether, the “Waiver Agreements”);

WHEREAS, each Company and the Transfer Agent desire to combine all such Waiver Agreements into a single agreement with the same material terms as the Waiver Agreements; and

WHEREAS, the Waiver Agreements are hereby terminated and superseded by this Agreement.

NOW, THEREFORE, each Company, the Trust, and the Transfer Agent hereby agree as follows:

1.             For the period commencing March 1, 2016 through February 29, 2017, the Transfer Agent hereby agrees to reimburse any portion of the transfer agency fees over 0.30% of the average daily net assets per fiscal year for each class of shares for each Fund listed on Schedule A.

2.             Through February 28, 2017, the Transfer Agent hereby agrees to reimburse any portion of the transfer agency fees over 0.30% of the average daily net assets per fiscal year for each class of shares for each Fund listed on Schedule B.

3.             Through February 28, 2018, the Transfer Agent hereby agrees to reimburse any portion of the transfer agency fees over 0.30% of the average daily net assets per fiscal year for each class of shares for each Fund listed on Schedule C.

4.             The reimbursements described in Sections 1, 2 and 3 above are not subject to recoupment by the Transfer Agent.

5.             The Transfer Agent understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

6.             This Agreement shall renew automatically for one-year terms unless the Transfer Agent provides written notice of termination prior to the start of such term.

7.             Future series of the Companies and Trust may be added from time to time to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

Name:	/s/ Laura S. Quade
Laura S. Quade
Title:	Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

Name:	/s/ Laura S. Quade
Laura S. Quade
Title:	Vice President

HARTFORD FUNDS MASTER TRUST

Name:	/s/ Laura S. Quade
Laura S. Quade
Title:	Vice President

HARTFORD ADMINISTRATIVE SERVICES COMPANY

Name:	/s/ Gregory A. Frost
Gregory A. Frost
Title:	Chief Financial Officer

SCHEDULE A

THE HARTFORD MUTUAL FUNDS, INC.

ON BEHALF OF:

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

Hartford Global Capital Appreciation Fund

Hartford Global Equity Income Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

The Hartford Municipal Opportunities Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

Hartford Small Cap Core Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

ON BEHALF OF:

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford Small Cap Growth Fund

The Hartford Value Opportunities Fund

SCHEDULE B

THE HARTFORD MUTUAL FUNDS, INC.

ON BEHALF OF:

Hartford Environmental Opportunities Fund

The Hartford International Growth Fund

Hartford Municipal Income Fund

Hartford Municipal Short Duration Fund

SCHEDULE C

THE HARTFORD MUTUAL FUNDS, INC.

ON BEHALF OF:

Hartford Global Impact Fund*

* Effective on or about [ ]

THE HARTFORD MUTUAL FUNDS II, INC.

ON BEHALF OF:

Hartford Schroders Emerging Markets Debt and Currency Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders Income Builder Fund

Hartford Schroders Global Strategic Bond Fund

Hartford Schroders International Stock Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders US Small Cap Opportunities Fund

Hartford Schroders US Small/Mid Cap Opportunities Fund

HARTFORD FUNDS MASTER TRUST

ON BEHALF OF:

Global Impact Master Portfolio*

* Effective on or about [ ]